Exhibit 24

POWER OF ATTORNEY

The undersigned directors of Gardner Denver, Inc., a Delaware corporation (the “Company”), which anticipates filing with the Securities and Exchange Commission (the “Commission”) under the provisions of the Securities Exchange Act of 1934 (the “Act”) an Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended December 31, 2011 (together with any and all subsequent amendments) hereby constitute and appoint Barry L. Pennypacker and Brent A. Walters, and each of them, with full power of substitution and resubstitution, as attorney or attorneys to execute and file on behalf of the undersigned, in their capacity as a director of the Company, the Annual Report (and any and all subsequent amendments thereto) and any and all other documents to be filed with the Commission pertaining to the Annual Report with full power and authority to do and perform any and all acts and things whatsoever required or necessary to be done in the premises, as fully as to all intents and purposes as any of them could do if personally present, hereby ratifying and approving the acts of said attorneys and any of them and any such substitution.

Dated: February 24, 2012

Signature	Title

Michael C. Arnold	Director

/s/ Donald G. Barger, Jr Donald G. Barger, Jr	Director

/s/ John D. Craig John D. Craig	Director

/s/ Raymond R. Hipp Raymond R. Hipp	Director

/s/ David D. Petratis David D. Petratis	Director

/s/ Diane K. Schumacher Diane K. Schumacher	Chairperson of the Board of Directors

/s/ Charles L. Szews Charles L. Szews	Director

/s/ Richard L. Thompson Richard L. Thompson	Director

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